UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported):     July 28, 2014

Omega Protein Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-14003 (Commission File Number)	76-0562134 (I.R.S. Employer Identification No.)

2105 City West Boulevard Suite 500 Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 623-0060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 8.01 Other Events.

On July 28, 2014,  an  explosion occurred at the Moss Point, Mississippi fish processing facility of Omega Protein Corporation (the “Company”) in connection with a third party contractor’s work on a Company storage tank. One employee working for the contractor was killed in the explosion and three employees of the contractor were injured.  No Company employees were killed or injured.

Based on the Company's preliminary assessments, the Moss Point facility did not suffer any significant damage or loss of product inventory as a result of the incident, but the plant will not be operating until the completion of an ongoing on-site investigation and an inspection of the plant. The Company currently expects that the investigation and  inspection may take at least a week,  although it is possible that they could take longer.

Special Note Regarding Forward-Looking Statements

Information included in this Form 8-k includes forward-looking statements. The words “believes,” “expects,” “could,” “will,’ “may,” “possible” and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from the results discussed in forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: July 28, 2014	/s/ John D. Held
John D. Held
Executive Vice President, General Counsel and Secretary

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